Pilgrim’s Pride Closes Fiscal Year 2019 with Net Sales of $11.41 Billion, Operating Income of $691 Million and GAAP EPS of $1.83, an 83% increase over the $1.00 in Fiscal Year 2018

GREELEY, Colo., February 20, 2020 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter and year-end 2019 financial results.

2019 Highlights

•	Operating Income margins of 6.4% in U.S., 8.9% in Mexico and 3.3% in Europe operations, respectively.

•	Net Income of $455.9 million, or an 84% increase from last year.

•	Adjusted EBITDA of $973.8 million, a 22% increase over 2018, or an 8.5% margin.

•
Portfolio strategy and geographic diversification reducing the impact of challenging specific market conditions. EBITDA outpacing the industry competition, driven by improved execution and increased operating performance across all business units, including the U.S., Mexico and Europe.

•
Operating results from legacy European business rose by 7% on better operational efficiencies and input cost mitigation. Newly acquired operations already generating positive EBITDA, and on track to achieve performance competitive with leading companies with similar portfolio in next few years.

•	We remain motivated to pursue additional growth potential and product differentiation, aligning our strategic priorities to continue to strengthen our differentiated global platforms.
Fourth Quarter

•	Net Sales of $3.06 billion.

•	Net GAAP Income of $92.1 million, including one-time asset acquisition net gain due to valuation and acquisition adjustments.

•	Operating Income margins of 3.2% in U.S., 2.5% in Mexico and 2.1% in Europe operations, respectively.

•	Adjusted EBITDA of $161.6 million (or a 5.3% margin).

Unaudited (2)	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	Y/Y Change		December 29, 2019	December 30, 2018	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,063.5	$2,656.8	+15.3%		$11,409.2	$10,937.8	+4.3%
U.S. GAAP EPS	$0.37	$(0.03)	+1,333.3%		$1.83	$1.00	+83.0%
Operating income	$85.8	$23.6	+263.6%		$690.6	$495.7	+39.3%
Adjusted EBITDA(1)	$161.6	$111.0	+45.6%		$973.8	$798.2	+22.0%
Adjusted EBITDA margin(1)	5.3%	4.2%	+1.1	pts	8.5%	7.3%	+1.2	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)     Comparisons include Tulip from 10/15/19 forward.

“While overall global market conditions including U.S. commodity chicken improved during 2019, our team members have continued to deliver on our strategy, achieving a significant increase in relative performance compared to last year and to our industry competition. Our diverse global footprint has contributed to well-balanced and more consistent results against different specific market conditions. We maintain our approach to the successful Key Customer strategy, which is the basis for our strong growth. While our product portfolio is already differentiated, we are investing to further innovate, and increase our capacities and capabilities to meet customer demand. We expect value added, specialty products to account for a meaningfully larger portion of our total results over the next few years as we continue to de-emphasize the mix of more volatile commodity sales and strengthen our margin profile,” stated Jayson Penn, Chief Executive Officer of Pilgrim's.

“In Q4, our operating performance in the U.S. has continued to improve, driven by our partnership with Key customers and the relentless focus on executing and delivering the best results possible despite changes in market conditions. Within our case-ready and small bird businesses, strong demand, especially from QSR customers, has continued to outstrip supply. The commodity sector has continued to be challenging but we experienced improved market conditions compared to 2018. Our U.S. Prepared Foods continues to evolve, reflecting the investments made over the last few years.”

“Weak macro conditions during Q4 in Mexico contributed to uncertainties in consumer spending and demand, especially in traditional markets. Although volume growth was solid, prices were below seasonal expectations. Despite the difficult market environment in Q4, our Mexican business has continued to perform well operationally versus the industry, and was able to generate an improvement in results during fiscal 2019 compared to 2018.”

“Our legacy European operations once again produced continuing improvement in results driven by increased operational efficiencies, investments in automation, focus on higher yields, and better mitigation of input costs. Joining our global team during the quarter, the newly acquired operations are off to a strong start and already generating positive EBITDA. The solid performance was driven by strong pork exports and good domestic demand, as well as from the initial implementations of operational improvements.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 21, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc200221.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 21, 2020.

About Pilgrim’s Pride

Pilgrim’s employs approximately 58,500 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 29, 2019	December 30, 2018
	(In thousands, except share and par value data)
Cash and cash equivalents	$260,568	$338,386
Restricted cash and cash equivalents	20,009	23,192
Trade accounts and other receivables, less allowance for doubtful accounts	741,281	561,549
Accounts receivable from related parties	944	1,331
Inventories	1,383,535	1,159,519
Income taxes receivable	60,204	38,479
Prepaid expenses and other current assets	131,695	112,201
Total current assets	2,598,236	2,234,657
Deferred tax assets	4,426	4,248
Operating lease assets, net	301,513	—
Other long-lived assets	36,325	16,717
Identified intangible assets, net	596,053	564,128
Goodwill	973,750	949,750
Property, plant and equipment, net	2,592,061	2,161,702
Total assets	$7,102,364	$5,931,202

Accounts payable	$993,780	$827,825
Accounts payable to related parties	3,819	7,269
Revenue contract liability	41,770	33,328
Accrued expenses and other current liabilities	575,319	389,175
Income taxes payable	7,075	8,221
Current maturities of long-term debt	26,392	30,405
Total current liabilities	1,648,155	1,296,223
Long-term debt, less current maturities	2,276,029	2,295,190
Noncurrent operating lease liability, less current maturities	235,382	—
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	301,907	237,422
Other long-term liabilities	97,100	75,051
Total liabilities	4,566,304	3,911,617
Common stock, $.01 par value, 800,000,000 shares authorized; 261,119,064 and 260,396,032 shares issued at year-end 2019 and year-end 2018, respectively; 249,572,119 and 248,965,081 shares outstanding at year-end 2019 and year-end 2018, respectively	2,611	2,604
Treasury stock, at cost, 11,546,945 shares and 11,430,951 shares at year-end 2019 and year-end 2018, respectively	(234,892)	(231,994)
Additional paid-in capital	1,955,261	1,945,136
Retained earnings	877,812	421,888
Accumulated other comprehensive loss	(75,129)	(127,834)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,525,663	2,009,800
Noncontrolling interest	10,397	9,785
Total stockholders’ equity	2,536,060	2,019,585
Total liabilities and stockholders' equity	$7,102,364	$5,931,202

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands, except per share data)
Net sales	$3,063,489	$2,656,789	$11,409,219	$10,937,784
Cost of sales	2,862,094	2,544,941	10,338,825	10,094,308
Gross profit	201,395	111,848	1,070,394	843,476
Selling, general and administrative expense	115,597	85,629	379,910	343,025
Administrative restructuring activities	6	2,584	(84)	4,765
Operating income	85,792	23,635	690,568	495,686
Interest expense, net of capitalized interest	33,446	36,911	132,630	162,812
Interest income	(2,796)	(3,146)	(14,277)	(13,811)
Foreign currency transaction loss (gain)	(1,006)	19,962	6,917	17,160
Gain on bargain purchase	(56,880)	—	(56,880)	—
Miscellaneous, net	2,112	(921)	4,633	(2,702)
Income before income taxes	110,916	(29,171)	617,545	332,227
Income tax expense (benefit)	18,681	(20,944)	161,009	85,423
Net income	92,235	(8,227)	456,536	246,804
Less: Net income (loss) attributable to noncontrolling interests	155	(903)	612	(1,141)
Net income (loss) attributable to Pilgrim’s Pride Corporation	$92,080	$(7,324)	$455,924	$247,945

Weighted average shares of common stock outstanding:
Basic	249,571	248,980	249,401	248,945
Effect of dilutive common stock equivalents	278	386	308	204
Diluted	249,849	249,366	249,709	249,149

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.37	$(0.03)	$1.83	$1.00
Diluted	$0.37	$(0.03)	$1.83	$1.00

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$456,536	$246,804
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	287,230	274,088
Asset impairment	—	3,504
Gain on bargain purchase	(56,880)	—
Foreign currency transaction losses (gains) related to borrowing arrangements	(4,970)	5,267
Loss on early extinguishment of debt recognized as a component of interest expense	—	15,818
Amortization of bond premium	(668)	(668)
Accretion of bond discount	982	812
Gain on property disposals	(10,896)	(1,889)
Gain on equity method investments	(63)	(63)
Share-based compensation	10,132	13,153
Deferred income tax expense	42,478	32,540
Changes in operating assets and liabilities:
Trade accounts and other receivables	(25,000)	(10,918)
Inventories	(111,748)	83,174
Prepaid expenses and other current assets	(15,490)	(11,612)
Accounts payable and accrued expenses	119,892	86,834
Income taxes	(26,378)	(248,470)
Long-term pension and other postretirement obligations	(9,221)	(6,751)
Other	5,764	4,458
Cash provided by operating activities	666,521	491,650
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(348,120)	(348,666)
Purchase of acquired business, net of cash acquired	(384,694)	—
Proceeds from property disposals	15,753	9,775
Cash used in investing activities	(717,061)	(338,891)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	259,466	748,382
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(289,917)	(1,117,009)
Proceeds (distribution) from equity contribution under the Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	(525)	5,558
Payment on early extinguishment of debt	—	(9,781)
Capital contributions to subsidiary by noncontrolling stockholders	—	1,421
Payment of capitalized loan costs	(652)	(12,581)
Purchase of common stock under share repurchase program	(2,898)	(236)
Cash used in financing activities	(34,526)	(384,246)
Effect of exchange rate changes on cash and cash equivalents	4,065	3,534
Decrease in cash and cash equivalents	(81,001)	(227,953)
Cash and cash equivalents, beginning of period	361,578	589,531
Cash and cash equivalents, end of period	$280,577	$361,578
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$130,882	$154,627
Income taxes paid	125,856	253,932

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) income (loss) attributable to noncontrolling interests, (2) charges or income from restructuring activities, (3) reorganization items, (4) losses on early extinguishment of debt and (5) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands)
Net income (loss)	$92,235	$(8,227)	$456,536	$246,804
Add:
Interest expense, net	30,650	33,765	118,353	149,001
Income tax expense (benefit)	18,681	(20,944)	161,009	85,423
Depreciation and amortization	76,849	66,975	287,230	274,088
EBITDA	218,415	71,569	1,023,128	755,316
Add:
Foreign currency transaction loss (gain)	(1,006)	19,962	6,917	17,160
Transaction costs related to acquisitions	1,239	—	1,302	320
Restructuring activities loss (gain)	6	2,584	(84)	4,765
Other nonrecurring losses	—	16,023	—	19,485
Minus:
Gain on bargain purchase	56,880	—	56,880	—
Net income (loss) attributable to noncontrolling interest	155	(903)	612	(1,141)
Adjusted EBITDA	$161,619	$111,041	$973,771	$798,187

The summary unaudited consolidated income statement data for the twelve months ended December 29, 2019 (the LTM Period) have been calculated by summing each of the unaudited thirteen week periods within the audited fifty-two week period ended December 29, 2019.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended				LTM Ended December 29, 2019
	March 31, 2019	June 30, 2019	September 29, 2019	December 29, 2019
	(In thousands)
Net income	$84,125	$170,080	$110,096	$92,235	$456,536
Add:
Interest expense, net	30,222	30,150	27,330	30,650	118,352
Income tax expense	20,416	75,547	46,365	18,681	161,009
Depreciation and amortization	67,182	71,348	71,851	76,849	287,230
EBITDA	201,945	347,125	255,642	218,415	1,023,127
Add:
Foreign currency transaction loss (gain)	2,636	2,260	3,027	(1,006)	6,917
Transaction costs related to acquisitions	—	—	63	1,239	1,302
Restructuring activities loss (gain)	(27)	(43)	(20)	6	(84)
Minus:
Gain on bargain purchase	—	—	—	56,880	56,880
Net income attributable to noncontrolling interest	114	12	331	155	612
Adjusted EBITDA	$204,440	$349,330	$258,381	$161,619	$973,770

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended
	Dec 29, 2019	Dec 30, 2018	Dec 29, 2019	Dec 30, 2018	Dec 29, 2019	Dec 30, 2018	Dec 29, 2019	Dec 30, 2018
	(In thousands, except percent of net sales)
Net income (loss)	$92,235	$(8,227)	$456,536	$246,804	3.01%	(0.31)%	4.00%	2.26%
Add:
Interest expense, net	30,650	33,765	118,353	149,001	1.00%	1.27%	1.04%	1.36%
Income tax expense (benefit)	18,681	(20,944)	161,009	85,423	0.61%	(0.79)%	1.41%	0.78%
Depreciation and amortization	76,849	66,975	287,230	274,088	2.51%	2.52%	2.52%	2.51%
EBITDA	218,415	71,569	1,023,128	755,316	7.13%	2.69%	8.97%	6.91%
Add:
Foreign currency transaction loss (gain)	(1,006)	19,962	6,917	17,160	(0.03)%	0.75%	0.06%	0.16%
Transaction costs related to acquisitions	1,239	—	1,302	320	0.04%	—%	0.01%	—%
Restructuring activities loss (gain)	6	2,584	(84)	4,765	—%	0.10%	—%	0.04%
Other nonrecurring losses	—	16,023	—	19,485	—%	0.60%	—%	0.18%
Minus:
Gain on bargain purchase	56,880	—	56,880	—	1.86%	—%	0.50%	—%
Net income (loss) attributable to noncontrolling interest	155	(903)	612	(1,141)	0.01%	(0.03)%	0.01%	(0.01)%
Adjusted EBITDA	$161,619	$111,041	$973,771	$798,187	5.28%	4.18%	8.53%	7.30%

Net sales	$3,063,489	$2,656,789	$11,409,219	$10,937,784

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation (“Pilgrim's”) per common diluted share to adjusted net income (loss) attributable to Pilgrim's per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$92,080	$(7,324)	$455,924	$247,945
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	—	12,449
Transaction costs related to acquisitions and restructuring activities net loss	920	1,919	900	3,778
Other nonrecurring losses	—	11,903	—	14,475
Foreign currency transaction loss (gain)	(744)	14,829	5,113	12,748
Gain on bargain purchase	(56,880)	—	(56,880)	—
	$35,376	$21,327	$405,057	$291,395
U.S. Tax Cuts & Jobs Act transition tax	—	—	—	26,400
Adjusted net income attributable to Pilgrim's	$35,376	$21,327	$405,057	$317,795
Weighted average diluted shares of common stock outstanding	249,849	249,366	249,709	249,149
Adjusted net income attributable to Pilgrim's per common diluted share	$0.14	$0.09	$1.62	$1.28

A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures. Net income (loss) per share is calculated by dividing the net income (loss) attributable to Pilgrim's Pride Corporation stockholders by the weighted average number of diluted shares.

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands, except per share data)
U.S. GAAP EPS	$0.37	$(0.03)	$1.83	$1.00
Adjustments, net of tax:
Loss on early extinguishment of debt	—	—	—	0.05
Transaction costs related to acquisitions and restructuring activities loss (gain)	—	0.01	—	0.02
Other nonrecurring losses	—	0.05	—	0.05
Foreign currency transaction loss (gain)	—	0.06	0.02	0.05
Gain on bargain purchase	(0.23)	—	(0.23)	—
	0.14	0.09	1.62	1.17
U.S. Tax Cuts & Jobs Act transition tax	—	—	—	0.11
Adjusted EPS	$0.14	$0.09	$1.62	$1.28

Weighted average diluted shares of common stock outstanding	249,849	249,366	249,709	249,149

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$1,904,515	$1,820,952	$7,636,716	$7,425,661
Europe	815,397	514,541	2,383,793	2,148,666
Mexico	343,577	321,296	1,388,710	1,363,457
Total net sales	$3,063,489	$2,656,789	$11,409,219	$10,937,784

Sources of cost of sales by geographic region of origin:
U.S.	$1,779,959	$1,772,730	$6,903,237	$6,909,779
Europe	759,788	476,844	2,212,042	1,977,838
Mexico	322,371	295,465	1,223,642	1,206,823
Elimination	(24)	(98)	(96)	(132)
Total cost of sales	$2,862,094	$2,544,941	$10,338,825	$10,094,308

Sources of gross profit by geographic region of origin:
U.S.	$124,556	$48,222	$733,479	$515,882
Europe	55,609	37,697	171,751	170,828
Mexico	21,206	25,831	165,068	156,634
Elimination	24	98	96	132
Total gross profit	$201,395	$111,848	$1,070,394	$843,476

Sources of operating income by geographic region of origin:
U.S.	$60,307	$(9,579)	$487,275	$291,381
Europe	16,949	15,979	79,182	84,524
Mexico	8,512	17,137	124,015	119,649
Elimination	24	98	96	132
Total operating income	$85,792	$23,635	$690,568	$495,686